Exhibit 99.1

December 27, 2019

The Board of Directors

FNB Financial Corp.

1595 Veterans Memorial Highway

Scottsville, KY 42164

Dear Directors:

We hereby consent to the inclusion of our fairness opinion, dated September 17, 2019, to the Board of Directors of FNB Financial Corp. (“FNB”), and to the reference thereto, quotation therefrom, or summarization thereof, under the caption “Opinion of Financial Advisor to FNB” in the FB Financial Corporation (“FB Financial”) Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

MERCER CAPITAL

Jeff K. Davis, CFA

Managing Director

MERCER CAPITAL	5100 Poplar Avenue, Suite 2600 Memphis, Tennessee 38137	901.685.2120 (P) 901.685.2199 (F)	www.mercercapital.com